ARTICLES OF INCORPORATION
OF
PUERTO RICO INVESTORS TAX-FREE FUND, INC.

FIRST: *Name of the Corporation.* The name of the corporation is Puerto Rico Investors Tax-Free Fund, Inc.

SECOND: *Principal Office and Resident Agent.* Its principal office and place of business in the Commonwealth of Puerto Rico is to be located at: 209 Muñoz Rivera Avenue, Banco Popular Center, San Juan, Puerto Rico 00919. The principal office of the corporation shall always be located in Puerto Rico.

The agent in charge thereof is Carlos V. Uniñas and his physical address is 250 Muñoz Rivera Avenue, Penthhouse Floor, San Juan, Puerto Rico 00918.

THIRD: *Purpose.* The nature of the business and object and purpose proposed to be transacted, promoted and carried on for pecuniary profit, is to act as a "closed-end" (as such term is hereinafter defined), non-diversified management investment company under the Investment Companies Act of Puerto Rico, as amended from time to time, and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the laws of the Commonwealth of Puerto Rico now or hereafter in force. A "closed end management company" means a management company whose capital stock is not a "redeemable security" as such term is defined in ARTICLE TWELFTH hereof.

FOURTH: *Powers.* In order to carry out the object and purposes above related in Article THIRD, and in addition to, but not in limitation of, all powers accorded by law, the corporation shall have power to:

(a) To operate as a close-end, non-diversified management investment company under the Investment Companies Act of Puerto Rico, in accordance with such objectives and policies adopeted hereof and from time to time;

(b) sue and be sued in any court, and appear in any judicial or administrative proceedings for the assertion or protection of its interests;

(c) have a corporate seal, which may be altered at pleasure;

(d) hold, purchase, convey and otherwise deal in or with personal and real property, and any interests therein, within and without Puerto Rico, as may be necessary and convenient in connection with the business of the corporation, and to mortgage or lease any such property or interests therein within the limits permitted by law;

(e) appoint such Officers and Agents as the corporation may require, allow them suitable compensation, and remove them at the pleasure of the corporation;

(f) make By-Laws for the internal government of the corporation with power to alter, amend, or repeal any of them from time to time;

(g) dissolve itself, or to be dissolved in the manner provided for by law;

(h) consolidate with or merge into any one or more corporations, domestic or foreign, forming a single corporation which may be one of the constituent corporations, or a new corporation, have one or more corporations consolidated with or merge into it, and carry on the business of the corporation after any such consolidation or merger;

(i) purchase, hold, sell, transfer and reissue shares of its own capital stock, as permitted by law;

(j) enter into contracts of every kind and nature, not prohibited by law;

(k) invest the funds and assets of the corporation in any manner deemed to be for its benefit, within the limitations of the law;

(l) loan and advance money for purposes related to the business of the corporation, within the limitations of law;

(m) borrow or raise funds for the use of the corporation upon such security as may be necessary, and for such purposes execute, issue and deliver security of instruments of obligation of any kind or nature, not prohibited and within the limitations of law;

(n) to secure the payment of any obligation, or in payment for property of any nature purchased or otherwise acquired, or for any other lawful consideration or purpose, issue and deliver capital stock, instruments or obligations, or other securities of the corporation;

(o) carry on its business activities for itself, or for the account of others or through others for its own account, and conduct any other business which may be deemed by it, directly

or indirectly, to promote the interest and welfare of the corporation, or to enhance the value of its property, business or rights;

(p) none of the purposes and objects of the corporation shall be construed as authorizing the corporation to engage in the real estate business;

(q) do everything and anything necessary for the conduct of the business of the corporation, or which may be calculated, directly or indirectly, to promote the interests of the corporation, the enumeration of powers in this article not being intended as a waiver or limitation of the powers and rights accorded to the corporation as by the Laws of the Commonwealth of Puerto Rico now or hereafter in force.

__FIFTH__: *Capital Stock, Dividend and Voting Rights.* (a) The minimum amount of capital with which the corporation will commence business is one thousand dollars ($1,000). The total number of shares of capital stock which the corporation shall have authority to issue is one hundred million (100,000,000), all of one class called Common Stock with a par value of one cent ($ 0.01).

(b) The Common Stock of the corporation does not carry any preemptive, conversion exchange or redemption rights. The Common Stock of the corporation, when issued, shall be fully paid and nonassessable.

(c) The Board of Directors is authorized, subject to the requirements and limitations prescribed by law and the provisions of the Article FIFTH, to provide for the issuance of additional shares of capital stock, and by filing a certificate pursuant to the applicable law of the Commonwealth of Puerto Rico, to classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

(d) Unless otherwise expressly provided in these Articles of Incorporation, including any amendments thereto creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend and liquidation rights of, the shares of each class or series of capital stock.

(e) Unless otherwise expressly provided in these Articles of Incorporation, including any amendments thereto creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Puerto Rico General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

(f) Unless otherwise expressly provided in these Articles of Incorporation, including any amendments thereto creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of

all classes and series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

(g) Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

(h) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. As used in the charter of the Corporation, the terms "Charter", "Certificate of Incorporation" and "Articles of the Corporation" shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and restated from time to time.

SIXTH: *Incorporators.* The names and places of residence of each of the Incorporators are as follows:

Luis Anibal Avilés Pagán
Chalets de Caparra TH-5
Ext. Villa Caparra
Guaynabo, Puerto Rico 00966

Ingrid M. Oms Picó
Condominio Maga, Apt. 1303
Avenida Magdalena
San Juan, Puerto Rico 00907

Hilda I. Rodriguez Mercado
Condominio Generalife, Apt. 501
Avenida San Patricio
Guaynabo, Puerto Rico 00966

SEVENTH: *Governance of the Corporation*

Stockholders

(a) The corporation may not at any time have less than eleven (11) stockholders entitled to vote and not more that fifty percent (50%) of the corporation's capital stock with voting rights may be in any amount controlled by less than six (6) stockholders.

(b) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

(c) The voting rights for the election of Directors shall be noncumulative.

(d) A vote of at least 75% of those stockholders constituting quorum at a stockholdeers' meeting shall be required in order to remove a Director from the Board of Directors. Directors can be removed only for cause. The Board of Directors shall establish specific guidelines of what the standards constituting "cause" shall be.

(e) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided that, this clause shall become effective only after the first meeting of stockholders takes place.

(f) Nominations of candidates for election as Directors of the corporation at any meeting of stockholders called for election of Directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting. Nominations made by the Board of Directors shall in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting. At the request of the Secretary of the corporation each proposed nominee shall provide the corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his election as a director. Not less than 30 days prior to the date

of the Election Meting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exhancge Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such nominee. In the event that a person is validly designated as a nominee in accordance with this section and shall thereafter become unable or unwilling to stand for election to the Board of directores, the Board of Directors of the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. If the Chairman of the Election Meeting dertermines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

Board of Directors

(a) Until the election of a Board of Directors, the Incorporators shall direct the affairs and organization of the corporation, and may take all steps that may be proper to perfect such organization, including the election of Directors. Thereafter, the business and affairs of the Corporation shall be managed by its Board of Directors. The number of Directors which shall constitute the whole Board shall not be less than three (3) nor more than fifteen (15). Within such limits the total number of Directors for the ensuing year shall be fixed at each annual meeting by the requisite vote of the stockholders; but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting. Initially, before the first annual meeting, the total number of Directors shall be nine (9). The manner of election of theDirectors shall be determined by the By-Laws of the Corporation. At least two (2) of the Directors must be bona fide residents of Puerto Rico. The Directors need not be stockholders, and shall hold office from the time of their election or qualification until their successors shall have been elected

and qualified. A majority of Directors shall constitute a quorum for the transaction of business, except that the By-Laws may provide that not less than one third (1/3) of the total number of Directors, and in no event fewer than two (2) Directors, may constitute quorum.

(b) The Board of Directors is hereby empowered to amend the Corporation's Articles of Incorporation without submitting the amendmends to the stockholders; provided that such amendmeds: (i) are approved by at least two-thirds (2/3) of all the Directors then in place and (ii) the laws of the Commonwealth need not require that these amendmends be submitted to vote by the stockholders of the Corporation.

(c) The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, to consist of two (2) or more Directors which shall to the extent that may be designated in the resolution, or in the By-Laws, have and may exercise the powers of the Board of Directors (other than the power to remove or elect Officers) in the management of the business and affairs of the Corporation, and may authorize the use of the seal of the Corporation whenever necessary.

(d) Meetings of the Board of Directors may be held outside of the Commonwealth of Puerto Rico.

(e) Beginning with the first annual meeting of stockholders of the Corporation (the "initial annual meeting"), the Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the initial annual meeting of stockholders, Class I Directors shall be elected for a one-year term, Class II Directors for a two-year term and Class III Directors for a three-year term. At each annual meeting of stockholders beginning with the annual meeting of stockholders next succeeding the initial annual meeting, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. A director elected by the stockholders shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes, as of the annual meeting of stockholders next succeeding any such change, so as to maintain a number of Directors in each class as nearly equal as possible. In no case shall a decrease in the number of Directors shorten the term of

any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by a majority of the entire Board of Directors, provided that a *quorum* is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the Directors then in office, whether or not sufficient to continue a *quorum*, or by a sole remaining director. A director elected by the Board of Directors shall serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any annual meeting of stockholders, stockholders shall be entitled to elect Directors to fill any vacancies in the Board of Directors that have arisen since the preceding annual meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) and any director so elected by the stockholders shall hold office for a term which coincides with the remaining term of the class to which such directorship was previously assigned, if such vacancy arose other than by an increase in the number of Directors, and until his successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of Directors, any director so elected to fill such vacancy by shareholders at an annual meeting shall hold office for a term which coincides with that of the class to which such directorship has been apportioned as heretofore provided, and until his successor shall be elected and shall qualify. A director may be removed for cause only, and not without cause, and only by action of the stockholders taken by the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock then entitled to vote in an election of Directors.

(f) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the Laws of the Commonwealth of Puerto Rico.

(g) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the Laws of the Commonwealth of Puerto Rico. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to Directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

(h) To the fullest extent permitted by the Laws of the Commonwealth of Puerto Rico, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to Directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

(i) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors.

(j) Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or (b) of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or protect or purport to protect any director or officer of the

Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Officers

(a) The Officers of the Corporation shall be the President, the Vice President, the Secretary, and the Treasurer, who shall be chosen by a vote of two-thirds (2/3) of the full Board of Directors at any regular or special meeting of the Board of Directors called for that purpose and who shall hold office until their successors are chosen and qualified. The President shall be chosen from among the Directors. Any two offices (except that of the President and Secretary) may be held by the same person. Either the Chairman of the Board of Directors, or the President, or the Vice President and the Secretary or the Assistant Secretary must be bona fide residents of Puerto Rico. The Corporation may have such other Officers and Agents as are appropriate, who shall be chosen in such manner and hold their offices for such terms and upon such conditions as may be prescribed by the By-Laws or determined by the Board of Directors. The Board of Directors may delegate to any person within the Corporation the power to select, appoint, employ, discharge and fix the terms and conditions of employment and salaries or compensation of any person not holding corporate office.

EIGHTH: *By-Laws.* The Incorporators, or, if they do not act in this regard, then the first Board of Directors, shall adopt By-Laws for the internal government and management of the Corporation, subject to the provisions and limitations of these Articles of Incorporation. Thereafter, the power to make, alter or repeal By-Laws shall be vested in the Directors, subject to the statutory power of the Stockholders to alter or repeal By-Laws so made.

NINTH: *Meetings.* The general meeting of stockholders of the Corporation shall be held annually in Puerto Rico at the principal office of the Corporation or at the place the Board of Directors may determine, on a date to be established in the By-Laws. General meetings of the Board of Directors shall be held at such periods as may be established in the By-Laws. General and special meetings of the Board of Directors, and special meetings of stockholders, may be provided for in the By-Laws.

TENTH: *Duration*. The existence of the Corporation is to be perpetual.

ELEVENTH: *Denial of Preemptive Rights.* No shareholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, other securities convertible into shares of any class, either whole or in part, to the existing shareholders.

TWELFTH: *Conversion to Open-End Investment Company.* Notwithstanding any other provision of these Articles of Incorporation, the Board of Directors of the Corporation may submit to the stockholders a proposal to convert the Corporation from a "closed-end company" to an "open-end company," and amendments to these Articles of Incorporation required to effectuate such proposal. An "open-end company" is a management company which is offering for sale or has outstanding any redeemable security of which it is the issuer.

A favorable vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation of the Corporation to convert the Corporation into an "open-end company" by, among other things, making the Common Stock a "redeemable security" (as that term is hereinafter defined), unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of Directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

A "redeemable security" means any security, other than short-term commercial paper, under the terms of which the holder upon its presentation to the issuer or to a person designated by the issuer, is entitled (whether absolutely or only out of surplus) to receive approximately his proportionate share of the issuer's current net assets, or the cash equivalent thereof.

THIRTEENTH: *Merger, Sale of Assets and Dissolution.* Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote on the matter shall be required to approve, adopt or authorize (1) a merger or consolidation or share exchange of the Corporation with any other Corporation, (2) a sale, lease or exchange of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), (3) a sale, lease or exchange to the Corporation, in exchange for securities of the Corporation, of any assets of any entity or person (except assets having an aggregate fair market value of less than one million dollars ($1,000,000)), or (4) a liquidation or dissolution of the Corporation. However, if any of such actions has previously been approved, adopted or authorized by the affirmative vote of at least a two-thirds (2/3) of the total number of Directors fixed in accordance with the By-Laws of the Corporation, then in which case the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

FOURTEENTH: *Investment Objectives and Policies.* The Corporation's investment objective is to achieve a high level of current income that is exempt from federal and Puerto Rico income tax, consistent with the preservation of capital. The Corporation should strive to invest 70% of its total assets in securities issued by the Commonwealth of Puerto Rico and its political subdivision, organizations, agencies and instrumentalities ("Puerto Rico Municipal Obligations") and in Puerto Rico GNMA Mortgage-Backed Securities (together with Puerto Rico Municipal Obligations, the "Puerto Rico Obligations"). The Corporation may invest up to 30% of its total assets, to the extent permitted by laws and regulations applicable to Individual Retirement Accounts, 936 Corporations and Exempt Businesses, in securities issued or guaranteed by the United States government, its agencies, and instrumentalities and in municipal securities issued by issuers in the United States (such municipal securities, together with Puerto Rico Municipal Obligations, being referred to herein as "Municipal Obligations").

At least 90% of the Corporation's total assets must be invested in securities which, at the time of purchase, are rated within the four highest rating categories by Standard &Poor's Corporation (BBB or higher) or Moody's (Baa or higher) or Duff & Phelps' (BBB- or higher), or that have received an equivalent rating from another NRSRO or, if not so rated, are of a credit quality comparable to such

rated obligations. The Corporation will not make additional investments in lower-rated securities if, at the time of a proposed purchase, more than 10% of its assets would be invested in such securities. In no event shall the Corporation's securities holdings rated below investment grade shall exceed 5% of the Corporation's total assets.

"Municipal Obligations" are debt obligations or similar securities issued by or on behalf of the Commonwealth of Puerto Rico, a State of the United States, or any of their respective political subdivisions, agencies or instrumentalities, or by multistate agencies or authorities, the interest on which is, in the opinion of bond counsel, exempt from Puerto Rico income tax. Municipal Obligations are issued for various public purposes, including construction of public or privately-operated facilities, such as airports, bridges, hospitals, housing, mass transportation, schools, streets and water and sewer works. Other public purposes for which Municipal Obligations may be issued include refinancing outstanding obligations and obtaining funds for general operating expenses and for loans to other public institutions and facilities.

"Puerto Rico GNMA Mortgage-Backed Securities" represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property located in Puerto Rico. Puerto Rico GNMA Mortgage-Backed Securities include securities backed by mortgages on real property located in Puerto Rico insured by the Federal Housing Administration or the Veterans Administration executed after June 30, 1983, and exempt from Puerto Rico income taxes, and consist of mortgage-backed certificates with respect to pools of such mortgages guaranteed as to the timely payment of principal and interest by the Government National Mortgage Association.

FIFTEENTH: *Investment Limitations.* The following fundamental investment limitations cannot be changed without the approval of the Fund's Board of Directors. The Fund may not:

(a) issue debt securities or borrow money from banks or other entities (including borrowings through dollar rolls and reverse repurchase agreements), in excess of 50% of the Corporation's total assets (including the amount of borrowings and debt securities issued, but reduced by any liabilities and indebtedness not constituting debt securities), except that the Corporation may borrow up to an additional 5% of its total assets (not including the amount borrowed) from banks or other financial institutions to finance Common Stock repurchases and tender offers or for other temporary or emergency purposes;

(b) unless and until an exemption is obtained, purchase the securities of any one issuer if as a result more than 25% of its total assets would be invested in the securities of that issuer or if it would own after such purchase more than 75% of the voting securities of such issuer, provided that securities issued or guaranteed by the United States government, its agencies or instrumentalities are not subject to this limitation. The Corporation will regard the Commonwealth of Puerto Rico, and each of its political subdivisions, organizations, agencies or instrumentalities, and each public authority which issues securities on behalf of a private entity as a separate issuer, except that if the security is backed only by the assets and revenues of a non-governmental entity then the entity with the ultimate responsibility for the payment of interest and principal may be regarded as the sole issuer];

(c) make an investment in any one industry if, at the time of purchase, the investment would cause the aggregate value of all the Corporation's investments in such industry to equal 25% or more of the Corporation's total assets; provided that this limitation shall not apply to: (a) investments in securities issued or guaranteed by the United States government, its agencies or instrumentalities; (b) Municipal Obligations other than those backed only by the assets or revenues of a non-governmental entity; and (c) investments in Puerto Rico Mortgage-Backed Securities (whether or not issued or guaranteed by an agency or instrumentality of the United States government);

(d) purchase securities on margin, except for short-term credits necessary for clearance of portfolio transactions, and except that the Corporation may make margin deposits in connection with its use of options, futures contracts and options on futures contracts;

(e) engage in the business of underwriting securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Corporation may be deemed an underwriter under United States securities laws and except that the Corporation may write options;

(f) make short sales of securities or maintain a short position, except that the Corporation may sell short "against the box." A short sale "against the box" occurs when the Fund owns an equal amount of the securities sold short or owns securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal amount to, the securities sold short;

(g) purchase or sell real estate (including real estate limited partnership interests), provided that the Corporation may invest in securities secured by real estate or interests therein or issued by entities that invest in real estate or interests therein (including Puerto Rico Mortgage-Backed Securities), and provided further that the Corporation may exercise rights under agreements relating to such securities, including the right to enforce security interests and to liquidate real estate acquired as a result of such enforcement;

(h) purchase or sell commodities or commodity contracts, except that the Corporation may engage in options and financial futures transactions;

(i) make loans, except through loans of portfolio instruments for up to 33⅓% of its assets, and repurchase agreements, provided that for purposes of this restriction the acquisition of bonds, debentures or other debt instruments or interests therein and investment in government obligations, shall not be deemed to be the making of a loan.

(j) engage in any investment practices prohibited by Puerto Rico law.

If a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from a change in values of portfolio securities or the amount of total assets will not be considered a violation of any of the above limitations or of any of the Corporation's investment policies.

<u>SIXTEENTH:</u> *Amendments.* The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholders' rights and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the amendment or repeal of Articles 3, 5, 6, 11, 12, 13, 14, 15 and 16 of these Articles of Incorporation shall, to the extent Puerto Rico law mandates the vote of stockholders, require the affirmative vote of the

holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter.

IN WITNESS WHEREOF, WE, the undersigned, hereby ratify and adopt these Articles of InCorporation and subscribe our names thereto, at San Juan, Puerto Rico, this 26th day of August, 1994.

Affidavit Number: 1513

The foregoing Articles of Incorporation are sworn to and subscribed before me by Luis Anibal Aviles, of legal age, married, attorney, resident of Guaynabo, Puerto Rico, by Hilda I. Rodriguez Mercado, of legal age, married, attorney, resident of Guaynabo, Puerto Rico and by Ingrid Oms Pico, of legal age, married, attorney, resident of San Juan, Puerto Rico, all of them personally known to me. In San Juan, Puerto Rico, this 26th day of August, 1994.

Notary

ABOGADO-NOTARIO